UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 28, 2026

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road
Boca Raton,	Florida	33431

(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Term Loan Credit Agreement Amendment

On August 28, 2026 (the “Amendment Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime Borrower”), Prime Security Services Holdings, LLC, a Delaware limited liability company (“Holdings”), and The ADT Security Corporation, a Delaware corporation (“ADTSC” and together with Prime Borrower, the “Borrowers”), each a direct or indirect wholly owned subsidiary of ADT Inc. (the “Company”), entered into that certain Incremental Assumption and Amendment Agreement No. 2 (the “Term Loan Credit Agreement Amendment”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the subsidiary loan parties party thereto, the lender party thereto and Fifth Third Bank, National Association, as administrative agent (the “Administrative Agent”), which amends that certain Term Loan Credit Agreement, dated as of October 28, 2025 (as amended as of May 27, 2026, the “Existing Term Loan Credit Agreement”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the lenders party thereto, the Administrative Agent and the other parties named therein (as amended by the Term Loan Credit Agreement Amendment, the “Amended Term Loan Credit Agreement”).

On the Amendment Closing Date, pursuant to the Term Loan Credit Agreement Amendment, the Borrowers incurred $100,000,000 aggregate principal amount of incremental first lien senior secured term A loans pursuant to the Existing Term Loan Credit Agreement (the “August 2026 Incremental Term A Loans”). The August 2026 Incremental Term A Loans have the same terms as, and constitute one class with, the term A loans outstanding under the Existing Term Loan Credit Agreement immediately prior to the Amendment Closing Date. After giving effect to the incurrence of the August 2026 Incremental Term A Loans, $520,312,500 aggregate principal amount of first lien senior secured term A loans are outstanding under the Amended Term Loan Credit Agreement.

The proceeds of the August 2026 Incremental Term A Loans will be used for general corporate purposes.

The parties to the Amended Term Loan Credit Agreement continue to have the same obligations set forth in the Existing Term Loan Credit Agreement.

The foregoing description of the Term Loan Credit Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Term Loan Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1
Incremental Assumption and Amendment Agreement No. 2, dated as of August 28, 2026, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, the subsidiary loan parties party thereto, the lender party thereto and Fifth Third Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 31, 2026	ADT Inc.

		By:	/s/ Jeffrey Likosar
Jeffrey Likosar
President, Corporate Development and Transformation, and Chief Financial Officer